SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: March 17, 2000


                        LEAPFROG SMART PRODUCTS, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   COLORADO
               (State or Other Jurisdiction of Incorporation)


            0-20786                                  84-1076959
      (Commission File Number)         (I.R.S. Employer Identification Number)


      1011 Maitland Center Commons
           Maitland, Florida                           32751
(Address of Principal Executive Offices)            (Zip Code)

                                (407) 838-0400
           (Registrant's Telephone Number, Including Area Code)

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                    INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 3, 5 THROUGH 9 NOT APPLICABLE.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) Thomas Leger & Company, who was previously engaged as the principal accountant to audit the registrant's financial statements, was dismissed on March 2, 2000, by unanimous consent of the board of directors of the Registrant in favor of retaining an independent accounting firm. The following information is set forth pursuant to Reg. Sec. 229.304 of Regulation S-K of the Securities Act of 1933 (the "Act"):

     (i) Thomas Leger & Company's report on the balance sheet of the Registrant for only the year end (December 31, 1998) contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles;

     (ii) The decision to change accountants was recommended and approved by the board of directors of the Registrant;

     (iii) From the date the Registrant commenced operations (January 13, 1988) through any subsequent interim period preceding the dismissal there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

     (iv) The Registrant has requested Thomas Leger & Company, to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter will be filed as Exhibit 16.1 to this Form 8-K after its receipt.

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INDEX TO EXHIBITS

Exhibit Description

16.1    Thomas Leger & Company's Letter dated March 17, 2000 in response to
        Item 4(a)(i), Item 4(a)(ii) and Item 4(a)(iii) of this Form 8-K.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             LEAPFROG SMART PRODUCTS, INC.


                             Randolph Tucker


DATE:  March 17, 2000        By:   /s/ Randolph Tucker
                             Name: Randolph Tucker
                             Title: Chief Executive Officer